Calculation of Filing Fee Tables
S-8
PROGRESS SOFTWARE CORP /MA
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	2,000,000	$ 29.35	$ 58,700,000.00	0.0001381	$ 8,106.47
2	Equity	Common Stock, par value $0.01 per share	Other	900,000	$ 24.94	$ 22,446,000.00	0.0001381	$ 3,099.79
Total Offering Amounts:						$ 81,146,000.00		$ 11,206.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,206.26
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock") of Progress Software Corporation (the "Registrant") that become issuable under the Registrant's 2008 Stock Option and Incentive Plan, as amended and restated, and the Registrant's 1991 Employee Stock Purchase Plan, as amended and restated (the "ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock. (2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on June 24, 2026.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock") of Progress Software Corporation (the "Registrant") that become issuable under the Registrant's 2008 Stock Option and Incentive Plan, as amended and restated, and the Registrant's 1991 Employee Stock Purchase Plan, as amended and restated (the "ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock. (2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on June 24, 2026 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources